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                                                                    EXHIBIT 4.1


                          ATLANTIC PREMIUM BRANDS, LTD.
                      650 DUNDEE ROAD, NORTHBROOK, IL 60062


August 9, 2002

Steve Chenenko
Banc One Capital Partners, LLC
191 West Nationwide Blvd., Suite 600
Columbus, OH  43215

Re: Banc One Capital Partners, LLC Loan to Atlantic Premium Brands, Ltd. and Subsidiaries
         -----------------------------------------------------------------------

Dear Steve:

Your signature below will confirm your voice mail to me of yesterday that clause
(iv) of the definition of "Warrant Expiration Date" in each of the amended Warrants held by BOCP be amended to read: "(iv) the date on which the Note (as defined in Section 2.3 below) is prepaid in full, provided that such prepayment is made on or prior to October 31, 2002." As you will recall, the date was earlier extended to September 30, 2002.

Please feel free to call me with any questions.

Sincerely,

/s/ Thomas M. Dalton

Tom Dalton

                                             Acknowledged and Agreed:

                                             BANC ONE CAPITAL PARTNERS LLC


                                             By:      /s/ Steve Chenenko
                                                --------------------------------
                                                  Steve Chenenko
                                                  Title:  Director

                                             Date:  August 20, 2002